Exhibit 10.18

Execution

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT dated as of November 28, 2008 (this “Security Agreement”), is made by OVERLAND STORAGE, INC., a California corporation (“Debtor”), in favor of ADAPTEC, INC., a Delaware corporation (“Creditor”), with reference to the following facts:

RECITALS

A. Pursuant to that certain Security Agreement dated June 27, 2008, made by Debtor in favor of Creditor (the “Original Security Agreement”), Debtor granted to Creditor a security interest in certain assets of the Debtor to secure Debtor’s obligations under the Promissory Note dated June 27, 2008 executed by Debtor in favor of Creditor in the original principal amount of One Million Four Hundred Thirty One Thousand Seven Hundred Eighteen Dollars and Forty Cents ($1,431,718.40) (as the same may be amended from time to time, the “Note”).

B. Pursuant to Section 9 of the Original Security Agreement, Debtor has requested that Creditor (i) terminate its lien on the collateral described in the Original Security Agreement (the “Original Collateral”) and (ii) accept the replacement lien on the collateral described herein in substitution thereof.

C. Creditor has agreed to amend and restate the Original Security Agreement in full, terminate its lien on the Original Collateral and accept the replacement lien on the collateral described herein, all on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Creditor hereby agree as follows:

1. DEFINITIONS. As used in this Security Agreement, the following terms will have the meanings ascribed to them below:

“Asset Purchase Agreement” means the Asset Purchase Agreement dated as of June 27, 2008, made by Debtor, as buyer, and Creditor, as seller.

“Business” has the meaning set forth in the Asset Purchase Agreement.

“Copyrights” means worldwide (i) registered copyrights in published or unpublished works, mask work rights and similar rights, mask work registrations, and copyright applications for registration, including any renewals thereof, and (ii) copyrightable works and other rights of authorship in published or unpublished works.

“Creditor” has the meaning set forth in the first paragraph of this Security Agreement.

“Debtor” has the meaning set forth in the first paragraph of this Security Agreement.

“Intellectual Property Rights” means Patents, Trademarks, Copyrights, Owned Rights, Software, and Proprietary Information, and includes any rights to exclude others from using or appropriating any Intellectual Property Rights, including the rights to sue for and remedies against past, present or future infringements or misappropriations of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world.

“Note” has the meaning set forth in the Recitals of this Security Agreement.

“Open Source Software” means (A) Software that requires as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (i) be disclosed or distributed in source code form; (ii) be licensed to other users for the purpose of making derivative works; or (iii) be redistributable at no charge; and (B) Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (t) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (u) the Artistic License (e.g., PERL); (v) the Mozilla Public License; (w) the Netscape Public License; (x) the Sun Community Source License (SCSL); (y) the Sun Industry Source License (SISL); and (z) the Apache Software License.

“Original Collateral” has the meaning set forth in the Recitals of this Security Agreement.

“Original Security Agreement” has the meaning set forth in the Recitals of this Security Agreement.

“Owned Rights” means worldwide (i) Internet domain names; (ii) website content; (iii) toll-free telephone numbers; in each case purchased by Debtor from Creditor pursuant to the Asset Purchase Agreement; and (iv) moral rights and publicity rights; in each case to the extent the same does not comprise or is not protected by Copyrights, Patents or Trademarks.

“Patents” means worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any Governmental Authority (as defined in the Asset Purchase Agreement), and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing.

“Proprietary Information” means worldwide confidential or proprietary trade secrets, technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and improvements thereto, know-how, processes, developments, designs, techniques, marketing and purchasing strategies, plans, schematics, drawings, blue prints, formulae, formulas, patterns, compilations, databases, specifications, research and development information, technical data, inventions, concepts, ideas, devices, methods, processes, and other proprietary or confidential information, whether business, technical or otherwise, customer and supplier lists and related information, pricing and cost information, Product (as defined in the Asset Purchase Agreement) roadmaps and financial, business and marketing plans.

“Purchased IP” means all Intellectual Property Rights specified on Exhibit A attached hereto, and all other Intellectual Property Rights purchased by Debtor from Creditor pursuant to the Asset Purchase Agreement related exclusively to the Business, including all Software related exclusively to the Business (and for such Software that was purchased by Debtor from Creditor pursuant to the Asset Purchase Agreement, including the full source code with respect thereto and all versions and releases thereof and all back-up or archival copies in Debtor’s possession), but notwithstanding the above, excluding (A) non-transferable Open Source Software and (B) generally available off-the-shelf microcomputer and work station software.

“Security Agreement” has the meaning set forth in the first paragraph of this Security Agreement.

“Software” means any computer program or other software (irrespective of the type of hardware for which it is intended), including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing.

“Trademarks” means worldwide (i) registered trademarks and service marks and registrations and applications for such registrations, (ii) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, Product (as defined in the Asset Purchase Agreement) names and slogans, including any common law trademark rights; in each case together with the goodwill associated therewith.

2. THE SECURITY. Debtor hereby grants to Creditor a security interest in all of the Debtor’s right, title and interest in, to and under the Purchased IP (such Purchased IP is hereinafter referred to as the “Collateral”). For the avoidance of doubt and notwithstanding any other provision or term herein, the parties hereto hereby acknowledge and agree that the Collateral shall be limited to the Purchased IP.

3. THE INDEBTEDNESS. The Collateral secures and will secure the payment, performance and observance of all indebtedness, obligations and liabilities of Debtor to Creditor under the Note. For the purposes of this Security Agreement, “Indebtedness” means the obligations and liabilities of Debtor under the Note.

4. TITLE; NO OTHER LIENS. Debtor represents and warrants to Creditor that (i) Debtor owns the Collateral to the extent and pursuant to the same exceptions as the same was sold to the Debtor by the Creditor pursuant to the Asset Purchase Agreement, and (ii) the Collateral remains free and clear of any liens, security interests, encumbrances and restrictions on the transfer thereof, and to the Debtor’s actual knowledge, claims, except in each case (A) to the extent the same existed as of the date the Collateral was purchased by Debtor from Creditor and (B) for the security interest of Creditor granted pursuant to this Security Agreement.

5. DEBTOR’S COVENANTS. Debtor covenants and warrants that unless compliance is waived by Creditor in writing:

A. Debtor will properly preserve the Collateral and defend the Collateral against any material adverse claims and demands. Debtor shall not fail to renew and shall not otherwise abandon any material portion of the Collateral. Debtor shall maintain in effect all material, issued patents and will renew all material trademark and service mark registrations, in each case comprising the Collateral, including payment of any maintenance and renewal fees relating thereto.

B. Debtor shall enforce rights in the Collateral against any infringers of the Collateral actually known to the Debtor, in each case to the extent the failure to enforce such rights in the Collateral would result in a material diminution to the value of the Collateral.

C. Debtor has notified Creditor in writing of, and will notify Creditor in writing prior to any change in, the locations of (i) Debtor’s place of business or Debtor’s chief executive office if Debtor has more than one place of business and (ii) any Collateral.

D. Debtor will notify Creditor in writing prior to any change in Debtor’s name, identity or business structure.

E. Debtor has not granted and will not grant any security interest in any of the Collateral except to Creditor, and will keep the Collateral free of all liens, security interests, and encumbrances and restrictions on the transfer thereof except (i) to the extent the same existed as of the date the Collateral was purchased by Debtor from Creditor and (B) for the security interest of Creditor granted pursuant to this Security Agreement.

F. Debtor will not sell, lease, agree to sell or lease, or otherwise dispose of, or remove from Debtor’s place of business any Collateral except in the ordinary course of business as heretofore conducted by Debtor. Without waiving Creditor’s rights under Section 7, it is agreed that such ordinary course sale shall be free and clear of Creditor’s liens under this Security Agreement. Debtor will not exclusively license any Collateral.

G. Debtor will promptly notify Creditor in writing of any event which affects the value of the Collateral, the ability of Debtor or Creditor to dispose of the Collateral, or the rights and remedies of Creditor in relation thereto, including, but not limited to, the levy of any legal process against any Collateral.

6. ADDITIONAL REQUIREMENTS. Debtor agrees that Creditor may at its option at any time, whether or not Debtor is in default:

A. Require Debtor to deliver to Creditor information on matters affecting the Collateral.

B. Examine the Collateral, including books and records directly relating thereto, and for such purposes enter at any reasonable time upon the property where any Collateral or such books or records are located.

7. DEFAULTS. Any one or more of the following shall be a default hereunder:

A. Debtor fails to pay any Indebtedness after the same becomes due, whether at stated maturity, by acceleration or otherwise, beyond any applicable grace periods.

B. Debtor fails to perform or observe (i) the covenant set forth in Section 5(F) or (ii) any other covenant or agreement under this Security Agreement on its part to be performed or observed and such failure continues for 30 days.

C. Debtor becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of debtors.

D. Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of Debtor and the appointment continues undischarged or unstayed for 60 calendar days.

E. Any case, proceeding or other action is commenced against Debtor under any bankruptcy or other law for the relief of debtors and continues undismissed or unstayed for 60 calendar days or an order for relief is entered in any such proceeding.

8. CREDITOR’S REMEDIES AFTER DEFAULT. In the event of any default Creditor may do any one or more of the following:

A. Declare any Indebtedness immediately due and payable.

B. Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

C. Require Debtor to assemble the Collateral and make them available to Creditor at a place designated by Creditor.

D. Enter upon the property where any Collateral or any books or records directly related thereto are located and take possession of such Collateral or books or records.

E. Grant extensions and compromise or settle claims with respect to the Collateral.

F. Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.

G. Take such measures as Creditor may deem necessary or advisable to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Debtor hereby irrevocably constitutes and appoints Creditor as Debtor’s attorney-in-fact to perform all acts and execute all documents in connection therewith. Debtor acknowledges, consents and agrees that the power of attorney granted pursuant to this section is irrevocable and coupled with an interest. All or any part of the Collateral may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Collateral to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, Creditor shall give Debtor 10 days’ prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of Debtor and Creditor agrees to be reasonable. At any sale or sales of Collateral, Creditor or any of its assigns may bid for and purchase all or any part of the property and rights so sold and may use all or any portion of the Indebtedness owed to Creditor as payment for the property or rights so purchased, all without further accountability to the Company.

9. CUSTODY OF COLLATERAL. Except as provided by applicable law that cannot be waived, Creditor will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession. Creditor may disclaim any and all warranties in disposing of any Collateral.

10. TERMINATION OF EXISTING LIEN ON ORIGINAL COLLATERAL. Upon the effectiveness of this Security Agreement pursuant to Section 15 below, Creditor’s lien on the Original Collateral shall automatically terminate without further action of Creditor or Debtor, and Creditor does hereby agree to, and authorizes Debtor to, take such actions and file such terminations and releases as the Debtor may find reasonably necessary or desirable to terminate, and evidence the termination of, Creditor’s liens and interests in the Original Collateral.

11. TERMINATION. This Security Agreement shall be automatically released when all Indebtedness has been paid in full in cash. Upon such release, Creditor shall return any pledged Collateral to Debtor and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Debtor and to evidence or document the release of Creditor’s interests arising under this Security Agreement, all as reasonably requested by, and at the sole expense of, Debtor.

12. REIMBURSEMENT OF EXPENSES. Debtor shall promptly pay on demand all reasonable expenses of Creditor (including reasonable attorneys fees and expenses) in connection with the enforcement of the Note and collection hereof, whether before or after bankruptcy of similar proceedings (and whether or not allowed as a claim herein).

13. [Reserved.]

14. MISCELLANEOUS.

A. Any waiver, express or implied, of any provision hereunder and any delay or failure by Creditor to enforce any provision shall not preclude Creditor from enforcing any such provision thereafter.

B. Debtor shall, at the request of Creditor, execute such other agreements, documents, instruments, or financing statements in connection with this Security Agreement as Creditor may reasonably deem necessary. Debtor hereby authorizes the Creditor to file or record Uniform Commercial Code financing statements in all jurisdictions and with all filing offices as Creditor may deem necessary or advisable to perfect the security interests granted to Creditor hereunder.

C. This Security Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

D. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

E. All terms not defined herein are used as set forth in the Uniform Commercial Code.

F. In the event of any action by Creditor to enforce this Security Agreement or to protect the security interest of Creditor in the Collateral, or to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, Debtor agrees to pay the costs and expenses thereof, together with reasonable attorney’s fees.

G. Notices shall be furnished in writing to each party at its addresses appearing below or as it may otherwise direct in writing actually received by the other party.

H. This Security Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Debtor nor the Creditor may assign its rights or obligations hereunder without the prior written consent of the other party.

I. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

J. For the convenience of the parties and to facilitate execution, this Security Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

K. As used herein, “lease” includes lease or license.

15. RESTATEMENT. This Security Agreement shall be effective upon, or substantially concurrently with, Debtor’s consummation of financing or factoring arrangement with Marquette Commercial Finance (or another lender or factoring company satisfactory to Debtor); at which time, Debtor will provide written notice to Creditor of the effectiveness of this Security Agreement (it being agreed that written notice for this purpose may be given by facsimile). Upon its effectiveness, this Security Agreement shall amend and restate the Original Security Agreement in its entirety.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first written above.

OVERLAND STORAGE, INC.
a California corporation

By:	/s/ Vernon A. LoForti
Vernon A. LoForti
President and Chief Executive Officer

Address:

4820 Overland Avenue
San Diego, CA 92123

Acknowledged and Agreed:

ADAPTEC, INC.
a Delaware corporation

By:	/s/ Subramanian Sundaresh
Subramanian Sundaresh
President and Chief Executive Officer

Address:

691 S. Milpitas Blvd.

Milpitas, CA 95035

[Amended and Restated Security Agreement – Signature Page]

EXHIBIT A

CERTAIN PURCHASED IP

[See Attached]